DATED APRIL 23, 1996





                             (1) MICHAEL ROBIN JAYE



                                       AND



                           (2) J&J SECURITIES LIMITED




                           --------------------------

                                  SERVICE DEED

                           --------------------------



                             Messrs Howard Kennedy,
                     23 Harcourt House, 19 Cavendish Square,
                                 London WlA 2AW



                                Tel:071-636 1616


                                 Ref: 18/933452

THIS DEED is made the 23rd day of April, 1996
BETWEEN:-

(1) J&J SECURITIES LIMITED a company registered in England under number 1335672 whose registered office is situate at [Sherbourne House, Croxley Business Park, Watford, Herts, WD1 8YE] ("the Company");


(2)       MICHAEL  ROBIN  JAYE  of  12  Finchley  Road,  London,  NW8  6E  ("the
          Appointee")



NOW THIS DEED WITNESSETH as follows:-



1.        DEFINITIONS

          In this Deed and the Schedule (unless it is expressly otherwise provided or the context otherwise requires):-

1.1       the following expressions shall have the following meanings:

1.1.1 "the Appointment" means the appointment of the Appointee by the Company under this Deed.

1.1.2 "the Board" means the board of directors of the Company for the time being and includes any duly appointed Committee of the Board.

1.1.3 "Group Company" means any company which is for the time being the Company's parent undertaking (as defined by Section 258 of the Companies Act 1985) or a subsidiary undertaking (as so defined) of the Company or a subsidiary undertaking of the Company's parent undertaking (other than the Company) or any of them.

1.1.4     "month" means calendar month.

1.1.5 "the Salary" means the salary payable to the Appointee under Clause 5 of this Deed.

1.1.6     "year" means calendar year.



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


1.1.7 "Termination Date" means the date of termination of this Deed howsoever caused.

1.2 References to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted from time to time (whether before or after the date hereof) and shall include any provisions of which they are re-enactments (whether with or without modification) and any subordinate legislation made under such provisions.

1.3       References to Clauses and Schedules are to those of this Deed.

1.4 The Schedule(s) form(s) part of this Deed and shall be deemed to be incorporated herein and any reference to this Deed shall include the Schedules(s).


1.5 Reference to the singular number shall include the plural number and vice versa and those denoting one gender only shall include the other.

1.6 Headings are inserted for convenience only and shall not affect the construction or interpretation of this Deed.

2.        APPOINTMENT AND TERM

2.1 With effect from the date hereof, the Company hereby appoints the Appointee and the Appointee agrees to serve the Company as the [ ] Director of the Company or in such other capacity consistent with his status as the Board may determine and the Director may agree and the duties of the Appointee may relate to the Company and/or any Group Company (if the Board so determines and the Appointee so agrees) upon the terms of this Deed.

2.2 The Appointment shall be for a term of 3 (three) years from the date hereof and shall be terminable by either party serving upon the other 12 months' notice in writing such notice not to expire before the third anniversary hereof.


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

2.3 During the course of any applicable notice period the Company may require the Appointee to continue to be available to perform his duties at all times during usual working hours and whether at his home or at the offices of the Company or any Group Company (subject to clause 4.1 below) PROVIDED HOWEVER that

          i) for a period of not exceeding 6 (six) months during such period the Company shall not be obliged to assign or continue to assign any duties to the Appointee whether or not this results in the Appointee being inactive or his duties being wholly or partly performed by other employees;

          ii) during such notice period the Appointee shall be entitled to be paid and receive his remuneration and all other benefits to which he is contractually entitled thereunder;

          iii) during the notice period the provisions of Clause 13.1.3 shall apply as if the Appointment had been terminated.

2.4 The Appointee warrants that by virtue of entering into this Agreement he will not be in breach of any express or implied terms of any contract with or of any other obligation to any third party binding upon him.

3.        DUTIES

3.1 The Appointee shall during the Appointment exercise such powers and shall comply with and perform such reasonable directions and duties consistent with his status in relation to the businesses and affairs of the Company and (if he so reasonably agrees) any Group Company as may from time to time be vested in or given to him by the Board and with any standing orders or other regulations for the time being in force.

3.2 The Appointee undertakes well and faithfully to serve the Company and to use his best endeavors to advance promote and develop the businesses and interests of the Company and the Group Companies.

3.3 The Appointee shall, unless prevented by sickness or accident, devote his full time attention and abilities during normal business hours to his duties thereunder.

3.4 The Company may, without the Appointee's consent second him to be employed by any Group Company without prejudice to his rights under this Agreement.

4.      LOCATION

4.1 The Appointee's place of work (when not engaged on business travel) shall be at the above registered office of the Company or within 50 miles of Watford, Herts.

4.2 The Appointee shall travel to such other places (whether inside or outside the United Kingdom) for such purposes and on such occasions as may reasonably be required for the proper fulfillment of his duties thereunder.


5.      REMUNERATION

5.1 The Company shall pay to the Appointee (which shall include any remuneration payable to the Appointee as a Director or other officer of the Company or any Group Company or any office held by him as nominee or representative of the Company or any Group Company) a salary payable by equal monthly installments in arrears on the last business day of each month at the rate of (pound)50,000 per annum together with the rights and benefits referred to in the Schedule.

5.2 The Salary is deemed to accrue from day to day and the first monthly installment will be calculated from the date hereof and the last monthly


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

          installment will be calculated down to the date of termination of the Appointment.

5.3 The Salary is subject to upwards only review on each anniversary of the date hereof at the discretion of the Board provided that the Salary shall be increased on 1st January in each year by the percentage increase (if any) in the Retail Prices Index in the preceding year.

5.4 Contemporaneously with the execution of this Deed the Appointee shall enter into a Stock Option Agreement with Cityscape Financial Corp. substantially on the terms attached hereto and initialed by the parties for identification purposes.

6.        EXPENSES

6.1 The Company shall promptly reimburse to the Appointee on a monthly basis all reasonable traveling hotel and other out-of-pocket expenses properly incurred by him in the performance of his duties thereunder provided that receipts for such expenses or other evidence thereof is produced to the Company to the reasonable satisfaction of the Board.

6.2 Where the Company issues a company sponsored credit or charge card to the Appointee he shall use such card only for expenses reimbursable under Clause 7.1 above, and shall return it to the Company forthwith on the termination of his employment.


7.        HOLIDAYS

7.1 The Appointee shall be entitled to paid leave of absence for holiday for thirty working days during each year of the Appointment (and pro rata as regards each part of a year) to be taken by the Appointee at such time or times as the Board shall approve (such approval not to be unreasonably withheld or delayed) in addition to bank and public holidays.

7.2 The Appointee may not carry forward any unused holiday entitlement from one year to the next without the prior consent of the Board (such approval not to be unreasonably withheld or delayed).

7.3 On termination of the Appointment the Appointee shall be entitled to payment in lieu of any holiday entitlement accrued due as at the Termination Date and in determining the amount of such payment one day's holiday pay will be calculated as 1/26th of the Appointee's annual salary.


8.        SICKNESS OR ACCIDENT

8.1 During any period in which the Appointee may be incapacitated from performing his duties hereunder due to sickness (including mental disorder) or accident the Company shall pay to the Appointee a sickness allowance at the following rates:

8.1.1 during the first six consecutive months of such incapacity an allowance of an amount which is equal to the Salary which would otherwise be payable to the Appointee; and

8.1.2 during the next six consecutive months of such incapacity (up to and including the twelfth month) an allowance of an amount which is equal to one-half of the Salary which would otherwise be payable to the Appointee;

8.1.3 after the twelfth consecutive month of such incapacity an allowance at the Board's discretion. Provided always that such remuneration shall be inclusive of any Statutory Sick Pay to which the Appointee is entitled under the provisions of the Social Security and Housing Benefits Act 1982 and any Social Security Sickness Benefit or other benefits recoverable by the Appointee (whether or not recovered) may be deducted therefrom and that the benefits to be provided to the Appointee in accordance with the Schedule shall still continue to be provided to him.


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

8.2 If after the twelfth consecutive month of absence by reason of such incapacity the Appointee continues to be so absent the Company may terminate the Appointment at any time by not less than twelve weeks notice in writing to the Appointee.

8.3 In the event of absence through sickness or injury the Appointee must notify the Company of the date of commencement and the nature of the sickness or injury or arrange for such notification to be made on his or her behalf on the first working day of absence either by telephone or in writing to the Company.

8.4 In addition to notification in accordance with this Clause the Appointee must submit to the Company a completed certificate of sickness every seventh day of absence (or not later than the day of return to work if the period of absence is less than seven days). In the case of absences from work for seven days or more certificates of sickness must be produced from the Appointee's G.P. or other medical adviser recognized by the Company.

8.5       Monday  to  Friday  shall  be   "qualifying   days"  for  purposes  of
          calculating the amount of Statutory Sick Pay for any period of sickness.

9.        CONFIDENTIALITY

9.1 The Appointee shall not at any time whether during the continuance of the Appointment or at any time after its termination divulge to any third party whatsoever (except insofar as it may be necessary to do so in the performance of his duties hereunder or in strict confidence to professional advisers or as required by law or the rules of any regulatory authority) or use take away conceal destroy or retain for his own or another's advantage or to the detriment of the Company or any Group Company any of the trade secrets accounts financial or trading information or other confidential information which the Appointee may receive or obtain in relation to the businesses finances dealings or affairs of the Company or any Group Company including any information regarding the products processes formulae research projects or other technical data or the customers suppliers, borrowers, brokers or agents of the Company or any Group Company and including any drawings plans models designs papers or records howsoever recorded (whether in writing or print or by photographic electrical magnetic symbolic or other means) save to the extent that such information is (or becomes other than through a breach by the Appointee of this Clause) within the public domain.

9.2 All notes, memoranda, records and writing made by the Appointee relating to the business of the Company or any Group Companies shall be and remain the property of the Company or any Group Company to whose business they relate and shall be delivered by him to the company to which they belong forthwith upon request.


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

10.       INVENTIONS/COPYRIGHT

          If at any time during the Appointment the Appointee either alone or jointly makes discovers or acquires any invention development improvement process or secret whatsoever or any interest therein (whether the subject of letters patent or not) which relates to or concerns any of the products of the Company or any Group Company or creates or produces any artistic or other work which may be the subject of copyright or other form of intellectual property protection in any jurisdiction (except only those works and designs originated conceived written or made by the Appointee wholly outside his normal working hours and wholly unconnected with the Appointment) (hereafter together referred to as "an Invention") or if details of any Invention are communicated to the Appointee by any other employee of the Company or any Group Company then:-

10.1 the Appointee shall forthwith in writing communicate full details thereof including all necessary plans and models to the Board or as the Board may direct;

10.2 any such Invention made or discovered by the Appointee or his share therein if made or discovered jointly belongs to and is the absolute property of the Company;

10.3 at the request of the Company and either during the Appointment or after its termination the Appointee shall at the expense of the Company or its nominee as part of his duties hereunder join with and assist the Company or its nominee in obtaining and/or renewing letters patent design and/or trade mark registrations or other like protection in such countries as the Board may direct for any such Invention and shall execute such deeds and documents and carry out such acts as may be necessary for vesting in the Company or its nominee as the case may be the sole beneficial right in any such Invention;

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



10.4 the Company is under no liability to account to the Appointee for any revenue or profit derived or resulting from any such Invention;

10.5 the Appointee hereby irrevocably and unconditionally waives in favor of the Company any and all moral rights conferred on him by Chapter IV of Part I of the Copyright Designs and Patents Act 1988 for any work in which copyright or design right is vested in the Company by Clause 10; and

10.6 the Appointee hereby irrevocably and by way of security appoints any Director of the Company to be his attorney and in his name and on his behalf to do and execute any such act or instrument as may be necessary for the purpose of implementing the provisions of this Clause.

11.       TERMINATION OF AGREEMENT

11.1 The Company may terminate the Appointment forthwith by notice in writing to the Appointee in any of the following circumstances:-

11.1.1 if the Appointee is guilty of any fraud or material dishonesty (whether or not connected with his employment) gross misconduct (connected with his employment) or willful neglect of duty (otherwise than as a result of sickness (including mental or accident)) or shall commit any continued material breach of the terms of this Deed which material breach (if capable of remedy) shall continue unremedied for at least 30 days of the Appointee being given written notice by the Company requiring such breach to be remedied;

11.1.2 if the Appointee is convicted of any criminal offense (excluding any offense under road traffic legislation or any offense for which the Appointee is not sentenced to any term of imprisonment (whether suspended or not));

11.1.3 if the Appointee becomes bankrupt or makes any arrangement or composition with his creditors;


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

11.1.4 if the Appointee is made the subject of an order under the Mental Health Act 1983; or

11.1.5 if the Appointee is convicted of an offense under the Criminal Justice Act 1993.

11.2 The Appointee has no claim (other than as provided in this Agreement) against the Company or any Group Company for damages or otherwise by reason of termination under this Clause or under Clause 8.2. Any delay or, forbearance by the Company in exercising any such right of termination shall not constitute a waiver of that right.

11.3 In order to investigate a complaint against the Appointee of misconduct the Company shall be entitled to suspend the Appointee on full pay and benefits for so long as may be necessary to carry out a proper investigation and hold a disciplinary hearing provided that such suspension shall not be for a period longer than 30 days.

12.       NO OTHER INTERESTS

12.1 The Appointee shall not at any time during the continuance of the Appointment be or become a Director of any company (other than the Company or any Group Company) or be engaged concerned or interested directly or indirectly in any other business trade or occupation.

12.2      Nothing  in this Deed  prevents  the  Appointee  from:-

12.2.1 being engaged concerned or interested in any other business trade or occupation with the prior written consent of the Board; or

12.2.2 holding or being beneficially interested in not more than five percent of any class of securities in any company if such class of securities is listed on a recognized Stock Exchange.

13.       RESTRICTIONS

13.1 The Appointee hereby covenants with and undertakes to the Company that he will not:-


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


13.1.1 at any time during the continuance of the Appointment or within the period of twelve months after its termination induce solicit or endeavor to entice away from the Company or any Group Company with which the Appointee was actively engaged during the period of one year prior to termination of the Appointment on his own behalf or on behalf of any third party any person firm or company who or which is or was at any time during the period of one year prior to termination of the Appointment a customer of or in the habit of dealing with the Company or any such Group Company;

13.1.2 at any time during the continuance of the Appointment or within the period of twelve months after its termination induce solicit or endeavor to entice away from the Company or any Group Company any person who is an employee of the Company or any Group Company; or

13.1.3 at any time after the termination of the Appointment hold himself out as being in anyway connected with the Company or any of the Group Companies or use any name which is identical or similar to or likely to be confused with the name of the Company or any Group Company or of any business carried on by any such company or any product or service produced or provided by any such company or which might suggest a connection with any such company or any of its products or services.

13.2 Each of the covenants in Clause 13.1 above constitutes a separate and independent covenant and is to be construed independently of the other covenants in Clause 13.1.

13.3 The Appointee shall not, and shall ensure that any member of his immediate family shall not, (i) buy or sell securities in Cityscape Financial Corp. or other publicly traded securities, including without limitation purchasing, selling, selling short and purchasing or writing options on the securities or as to any rights, option, warrants or Convertible securities related to the said securities, when in possession of material information

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

          about Cityscape Financial Corp. or any of its subsidiaries which has not been publicly disseminated ("Inside Information") in a manner that would violate applicable US securities laws or (ii) pass the Inside Information along to others.


14.       PROTECTION OF GOODWILL

          The Appointee hereby covenants with and undertakes to the Company that he will not within the period of one year after the termination of the Appointment be engaged concerned or interested whether directly or indirectly and whether as director employee sub-contractor partner consultant proprietor or agent in any business trade or occupation which shall in any way be in competition with any of the businesses of the Company or any Group Company being businesses with which the Appointee was actively engaged during the period of one year prior to termination of the Appointment Provided always that the provisions of this Clause shall not apply in the event that the Appointee's employment hereunder is terminated by the Company in breach of contract or in circumstances which amount to unfair or constructive dismissal.


15.       DOCUMENTS AND OTHER PROPERTY

          All documents records correspondence price lists accounts statistics equipment or other property relating to the businesses or affairs of the Company or any Group Company including all those items referred to in Clause 9 above kept in the possession or under the control of the Appointee and all copies thereof or extracts therefrom made by or on behalf of the Appointee are and remain the property of the Company and will be delivered up to the Company on termination of the Appointment.

16.       DIRECTORSHIPS OF THE APPOINTEE

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


          If the Appointee shall be a director of the Company or any Group Company the Board on, or after the Termination Date may give him notice in writing requesting him to and he shall forthwith resign such directorship and if the appropriate resignation or resignations shall not be signed and delivered by the Appointee to the Board within seven days after such request the Board may appoint any director of the Company to sign notices of resignation as attorney for and on behalf of any such director as his attorney for such purpose but such resignation shall not terminate this Agreement.

17.       REORGANISATIONS ETC.

          If the Appointee shall have been offered but shall unreasonably have refused or unreasonably failed to agree to the transfer of this Deed by way of novation to a company which as a result of a re-organization or reconstruction has acquired or agreed to acquire the whole or substantially the whole of the undertaking and assets of or the whole or not less than 90 per cent of the equity share capital of the
          Company the Appointee shall have no claim against the Company in respect of the termination of the Appointment by reason of the subsequent voluntary winding up of the Company or of the disclaimer of this Agreement by the Company within three months after such unreasonable refusal or unreasonable failure to agree.

18.       PRIOR AGREEMENTS AND CONTINUOUS PERIOD OF EMPLOYMENT

18.1 This Deed is in substitution for and supersedes a11 former and existing agreements or arrangements for the employment of the Appointee by the Company all of which are deemed to have been canceled with effect from the date of commencement of this Deed.

18.2 The Appointee's employment with the Company which began on 2nd August 1990 counts as part of the Appointee's continuous period of employment with the Company for the purpose of the Employment Protection (Consolidation) Ad 1978 (as amended).

19.       DISCIPLINARY RULES AND GRIEVANCE PROCEDURE

19.1      There are no set disciplinary rules applicable to the Appointee.

19.2 If the Appointee is dissatisfied with any disciplinary decision relating to him or wishes to seek redress for any grievance relating to the Appointment he should apply to the Board in writing or in person by prior appointment. The Board shall than consider his grievance notify its decision to him afford him an opportunity of commenting there on and shall thereafter take such action as it considers appropriate.


20.       DIRECTORS INSURANCE

          The Company shall effect and maintain insurance for the benefit of the Appointee against any liability incurred by him in respect of any actual omission in the actual or purported exercise, execution and/or discharge of his powers of duties and/or otherwise in relation to his duties, powers or officers in relation to the Company and any Group Company of which he shall become a director. The terms and conditions of such insurance shall not be materially less advantageous to the Appointee than that enjoyed by him immediately prior to this Agreement.

21.       NOTICES

          Any notice required to be given hereunder is deemed duly served if delivered by hand or sent by registered or recorded delivery post to the Company at its registered office for the time being or to the Appointee at his last known address and is deemed to be served at the time when the same is delivered to such address or if served by post forty-eight hours after the time of posting.


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

22.       GOVERNING LAW

          This Deed shall be governed by and construed in all respect in accordance with the laws of England and the parties agree to submit to the exclusive jurisdiction of the courts of England.

23.       VARIATION

          This Deed shall only be capable of being varied by a supplemental deed signed by or on behalf of the parties.


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



AS WITNESS the parties have executed this Deed the day and year first above written.


EXECUTED and DELIVERED        )
as a DEED by J & J SECURITIES )
LIMITED acting by -           )


                                                      Director

                                                      Director/Secretary


EXECUTED as a DEED and        )
DELIVERED by MICHAEL ROBIN    )
JAYE in the  presence of:-    )


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                                  THE SCHEDULE
                            (Referred to in Clause 5)


                              RIGHTS AND BENEFITS



1.        During the Appointment:-

1.1 Subject to the Appointee holding a current full driving license the Company shall provide the Appointee with a motor car to a value of not less than (pound)40,000 for the sale use of the Appointee and his spouse in connection with the performance of his duties under this Agreement. Such motor car shall be replaced in accordance with Company policy from time to time in force;

1.2 the expenses of taxing insuring repairing maintaining and where appropriate the full operating lease charges and (in so far as attributable to the use of the said motor car for the purposes of the business of the Company or any Group Company) the expenses of running the said motor car shall be borne by the Company;

1.3 the Appointee shall ensure that at all times when the said motor car is driven on the road it is in the state and condition required by law and that if so required a current test certificate is in force in respect of it. The Appointee shall also at all times be the holder of a current driving license entitling him to drive motor cars in the United Kingdom and shall produce it to the Company on request; and

1.4 the Appointee (and his spouse) shall be solely entitled to use the said motor car privately. Such use shall (subject to paragraph 1.2 of this; Schedule) be at the sole expense of the Appointee,

2. During the Appointment the Company shall also provide at its expense for the benefit of the Appointee, his spouse and children medical insurance with such Organization as currently provide such insurance to the Appointee and


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          provided that the level of such benefit  shall not be materially  less advantageous than that enjoyed by the Appointee in his employment by the company immediately prior to the date hereof.



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